--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             WILLIAMS SCOTSMAN, INC.

                                       AND

                              RAYMOND A. WOOLDRIDGE


                            DATED AS OF JULY 23, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1

  DEFINITIONS................................................................-1-

ARTICLE 2

  PURCHASE AND SALE OF SHARES................................................-6-
  2.1   PURCHASE AND SALE OF SHARES..........................................-6-
  2.2   PURCHASE PRICE.......................................................-6-
  2.3   PURCHASE PRICE ADJUSTMENTS...........................................-7-
  2.4   ESCROWED SUMS........................................................-8-

ARTICLE 3

  REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................-9-
  3.1   ORGANIZATION AND QUALIFICATION.......................................-9-
  3.2   CONSENTS, APPROVALS, ENFORCEABILITY, ETC.............................-9-
  3.3   COMPANY ARTICLES OF INCORPORATION AND BYLAWS; MINUTE BOOKS, ETC......-9-
  3.4   CAPITALIZATION......................................................-10-
  3.5   FINANCIAL STATEMENTS................................................-10-
  3.6   ABSENCE OF UNDISCLOSED LIABILITIES..................................-10-
  3.7   ABSENCE OF CERTAIN CHANGES..........................................-11-
  3.8   ACCOUNTS RECEIVABLE.................................................-11-
  3.9   TAXES...............................................................-12-
  3.10  LABOR ACTIVITY......................................................-13-
  3.11  PENDING ACTIONS.....................................................-13-
  3.12  COMPLIANCE WITH LAWS................................................-13-
  3.13  NO CONFLICTS........................................................-13-
  3.14  TITLE TO ASSETS.....................................................-13-
  3.15  UNITS...............................................................-14-
  3.16  LEASES..............................................................-14-
  3.17  FINANCE LEASES......................................................-15-
  3.18  INTANGIBLE PROPERTY.................................................-15-
  3.19  REAL PROPERTY.......................................................-15-
  3.20  EMPLOYEE BENEFIT PLANS..............................................-16-
  3.21  EMPLOYEES...........................................................-18-
  3.22  INDEBTEDNESS........................................................-19-
  3.23  ENVIRONMENTAL LAWS..................................................-19-
  3.24  INSURANCE...........................................................-19-
  3.25  CONTRACTS...........................................................-20-

                                                                            PAGE
                                                                            ----
  3.26  AFFILIATE TRANSACTIONS..............................................-20-
  3.27  BANKS, BROKERS AND PROXIES..........................................-21-
  3.28  SELLER'S TITLE, AUTHORITY, ETC......................................-21-
  3.29  COMPANY BUSINESS....................................................-21-
  3.30  NO REPRESENTATION AS TO PROJECTIONS.................................-21-
  3.31  DISCLOSURE LETTER...................................................-22-

ARTICLE 4

  REPRESENTATIONS AND WARRANTIES OF BUYER...................................-22-
  4.1   DUE AUTHORIZATION AND EXECUTION.....................................-22-
  4.2   ORGANIZATION AND AUTHORITY..........................................-22-
  4.3   NO CONFLICT.........................................................-23-
  4.4   FILINGS AND CONSENTS................................................-23-
  4.5   INVESTMENT INTENT...................................................-23-
  4.6   ACCREDITED INVESTOR; INVESTMENT REPRESENTATIONS.....................-24-
  4.7   INVESTIGATION BY BUYER..............................................-24-
  4.8   NO LAWSUITS.........................................................-24-
  4.9   ADEQUATE FUNDS......................................................-24-
  4.10  DISCLOSURE LETTER...................................................-25-

ARTICLE 5

  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............-25-
  5.1   INDEMNITY...........................................................-25-
  5.2   LIMITATIONS.........................................................-26-
  5.3   NOTICE AND OPPORTUNITY TO DEFEND....................................-27-

ARTICLE 6

  COVENANTS AND OTHER AGREEMENTS............................................-28-
  6.1   COMPLIANCE WITH ANTITRUST LAWS......................................-28-
  6.2   COVENANT OF PARTIES' EFFORTS AND GOOD FAITH.........................-28-
  6.3   ACCESS..............................................................-28-
  6.4   COVENANT NOT TO COMPETE.............................................-28-
  6.5   NOTIFICATION OF CHANGES.............................................-29-
  6.6   PERMITTED TRANSACTIONS..............................................-29-
  6.7   EXCLUSIVITY.........................................................-29-
  6.8   EMPLOYEE BENEFIT PLAN...............................................-29-
  6.9   CORPORATE NAME......................................................-30-
  6.10  NATIONSBANK LEASING TRANSACTION.....................................-31-
  6.11  SUPPLY CONTRACT WITH SPACE MASTER MANUFACTURING, INC................-31-

                                                                            PAGE
                                                                            ----
  6.12  INSURANCE POLICIES..................................................-31-
  6.13  POST-CLOSING COOPERATION............................................-31-
  6.14  ENVIRONMENTAL REPORTS...............................................-31-
  6.15  CERTAIN TAX MATTERS.................................................-31-

ARTICLE 7

  OPERATION OF THE BUSINESS PENDING CLOSING.................................-32-

ARTICLE 8

  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER..........................-33-
  8.1   REPRESENTATIONS AND WARRANTIES......................................-33-
  8.2   PERFORMANCE.........................................................-34-
  8.3   HSR WAITING PERIOD..................................................-34-
  8.4   NO ORDERS OR LITIGATION.............................................-34-
  8.5   PERMITTED TRANSACTIONS..............................................-34-
  8.6   RESIGNATION OF DIRECTORS AND OFFICERS...............................-34-
  8.7   NATIONSBANK RELEASE.................................................-34-
  8.8   SCHEDULE SUPPLEMENTS................................................-35-
  8.9   LEGAL OPINION.......................................................-35-
  8.10  CERTIFICATES OF TITLE...............................................-35-
  8.11  PAYMENT AND PERFORMANCE BONDS.......................................-35-
  8.12  CAPITALIZED UNIT COST...............................................-35-
  8.13  ANCILLARY INDEMNIFICATION AGREEMENTS................................-35-

ARTICLE 9

  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER ........................-35-
  9.1   REPRESENTATIONS AND WARRANTIES......................................-35-
  9.2   PERFORMANCE.........................................................-36-
  9.3   HSR WAITING PERIOD..................................................-36-
  9.4   NO ORDERS OR LITIGATION.............................................-36-
  9.5   NATIONSBANK RELEASE.................................................-36-
  9.6   PAYMENT AND PERFORMANCE BONDS.......................................-36-
  9.7   LEGAL OPINION.......................................................-36-
  9.8   CAPITALIZED UNIT COST...............................................-36-
  9.9   ANCILLARY INDEMNIFICATION AGREEMENTS................................-37-

                                                                            PAGE
                                                                            ----
ARTICLE 10

  CLOSING; TRANSACTIONS AT CLOSING..........................................-37-
  10.1  CLOSING DATE AND PLACE OF CLOSING...................................-37-
  10.2  SELLER'S DELIVERIES.................................................-37-
  10.3  BUYER'S DELIVERIES..................................................-38-

ARTICLE 11

  TERMINATION  .............................................................-38-
  11.1  RIGHT OF PARTIES TO TERMINATE.......................................-38-
  11.2  EFFECT OF TERMINATION...............................................-39-

ARTICLE 12

  MISCELLANEOUS.............................................................-39-
  12.1  BINDING EFFECT; ASSIGNMENT..........................................-39-
  12.2  NOTICES.............................................................-39-
  12.3  SEVERABILITY........................................................-40-
  12.4  BROKERAGE...........................................................-40-
  12.5  GOVERNING LAW.......................................................-41-
  12.6  ENTIRE AGREEMENT....................................................-41-
  12.7  ADDITIONAL ACTS AND DOCUMENTS.......................................-41-
  12.8  NO WAIVER...........................................................-41-
  12.9  SCHEDULES...........................................................-41-
  12.10 COUNTERPARTS........................................................-41-
  12.11 PRESS RELEASES......................................................-41-
  12.12 FEES AND EXPENSES...................................................-42-

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of July, 1998, by and between WILLIAMS SCOTSMAN, INC., a Maryland corporation (hereinafter referred to as "Buyer"); and RAYMOND A. WOOLDRIDGE, an individual resident of the State of Florida (hereinafter referred to as "Seller").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns all of the issued and outstanding capital stock of Space Master International, Inc., a Georgia corporation (the "Company"); and

         WHEREAS, the Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding capital stock of the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, it is agreed by and among the parties hereto, as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Within this Agreement, the following terms shall be defined as follows:

         1.1 "ACCOUNTS RECEIVABLE" shall mean each and all Lease receivables, Finance Lease receivables, sales receivables, maintenance provision receivables, the NationsBank Leasing receivables, and other receivables of the Company invoiced prior to the Closing Date and uncollected as of the Closing Date and all claims of the Company, whether for payment or otherwise, relating thereto or arising therefrom.

         1.2 "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         1.3 "BANK GROUP" shall mean the participants in the senior credit facility to the Company, which participants are the holders of the Fleet Bank Notes.

         1.4 "BUYER DISCLOSURE LETTER" shall have the meaning set forth in
SECTION 4.10.

         1.5 "CAPITALIZED UNIT COST" shall have the meaning set forth in SECTION
2.3 hereof.

         1.6 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended, and rules, regulations, standards, guidelines and publications issued thereunder.

         1.7 "CLAIMS" shall mean all actions, causes of action, suits, debts, damages, sums of money, accounts, bills, controversies, promises, trespasses, judgments, executions, claims, liabilities, investigations, prosecutions and demands whatsoever, in law or equity, regardless of when made or asserted and regardless of whether fixed or contingent.

         1.8 "CLOSING" shall have the meaning set forth in SECTION 10.1 hereof.

         1.9 "CLOSING DATE" shall have the meaning set forth in SECTION 10.1 hereof.

         1.10 "CODE" means the Internal Revenue Code of 1986, as amended.

         1.11 "COVENANT NOT TO COMPETE" shall have the meaning set forth in
SECTION 6.4 hereof.

         1.12 "ENVIRONMENTAL LAWS" shall mean all Laws that address, are related to, or otherwise concerned with environmental issues (including chemical handling, use and storage).

         1.13 "ENVIRONMENTAL LIABILITIES" means any obligations or Liabilities (including any claims, suits or other assertions of obligations or Liabilities) that are:

                  1.13.1 related to environmental issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water or air); and

                  1.13.2 based upon or related to (i) any provision of past or present United States or foreign Environmental Law (including, but not limited to, CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

         The term "ENVIRONMENTAL LIABILITIES" includes: (A) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (B) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (C) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.

         1.14 "ENVIRONMENTAL PERMIT" shall mean all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Law.

         1.15 "ESCROW AGREEMENT" shall have the meaning set forth in SECTION 2.4 hereof.

         1.16 "ESCROWED SUMS" shall have the meaning set forth in SECTION 2.4 hereof.

         1.17 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.18 "FINANCE LEASES" shall mean any finance loan or other installment sales agreement under which the Company is the lessor or vendor.

         1.19 "FLEET BANK NOTES" shall have the meaning set forth in SECTION 2.2.2.1.

         1.20 "GOVERNMENTAL BODY" shall mean any government or political subdivision thereof, whether Federal, state, local or foreign or any agency thereof or any court or arbitrator.

         1.21 "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.22 "INDEBTEDNESS" shall have the meaning set forth in SECTION 3.22.

         1.23 "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
SECTION 3.5 hereof.

         1.24 "INVESTMENTS" shall mean Space Master Investments, Inc., a Georgia corporation.

         1.25 "KNOWLEDGE" shall mean the actual knowledge of Seller, after reasonable inquiry of the following individuals: Robert Coker, Douglas Alexander and Barbara Booth.

         1.26 "LAWS" shall mean each and all United States and foreign federal, state, municipal and local laws, statutes, ordinances, rules, regulations, codes, decrees, orders, requirements, standards, guidelines and the like, of each and all Governmental Bodies.

         1.27 "LEASES" shall mean each and all operating leases or other transactions with respect to the Units (other than Finance Leases) in which or to which the Company is a lessor or otherwise the party receiving payments under such transaction.

         1.28 "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, finance lease, capital lease or other title retention agreement relating to such asset.

         1.29 "MANAGE" and "MANAGEMENT" means generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, Environmental Laws).

         1.30 "MATERIAL ADVERSE EFFECT" shall have the meaning set forth in
SECTION 3.1.

         1.31 "MATERIAL CONTRACTS" shall mean the contracts listed on SCHEDULE
1.31 to the Seller Disclosure Letter.

         1.32 "NOTES" shall mean the Wooldridge Note, the Principal Note and the Fleet Bank Notes, each as defined in SECTION 2.2.1.

         1.33 "ORDER" shall mean any order, judgment, injunction, award, decree or writ of any Governmental Body.

         1.34 "PERMITTED TRANSACTIONS" shall have the meaning set forth in
SECTION 6.6.

         1.35 "PERMITS" shall have the meaning set forth in SECTION 3.12.

         1.36 "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency, or political subdivision thereof).

         1.37 "POLLUTANT" includes any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation, any petroleum product or by-product, solvent, flammable or explosive material, formaldehyde, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas.

         1.38 "PRINCIPAL NOTE" shall have the meaning set forth in SECTION 2.2.1.2.

         1.39 "PRO FORMA FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 3.5.

         1.40 "PROPERTY" shall have the meaning set forth in SECTION 3.19.

         1.41 "PURCHASE PRICE" shall have the meaning set forth in SECTION
2.2.1.

         1.42 "PURCHASE PRICE ADJUSTMENT" shall mean the adjustment, if any, determined pursuant to SECTION 2.3.

         1.43 "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

         1.44 "REMOVAL", "REMEDIAL" and "RESPONSE" actions include the types of activities covered by Environmental Laws, and whether the activities are those that might be taken by a Governmental Body or those that a Governmental Body might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal", "remedial", or other "response" actions.

         1.45 "SECURITIES ACT" means the Securities Act of 1933, as amended.

         1.46 "SELLER DISCLOSURE LETTER" shall have the meaning set forth in
SECTION 3.31.

         1.47 "SHARES" shall mean Forty Nine Thousand (49,000) shares of common stock of the Company, par value One Dollar ($1.00), owned by Seller.

         1.48 "TAXES" shall have the meaning set forth in SECTION 3.9 hereof.

         1.49 "UNITS" shall mean all of the mobile office trailers and modular buildings owned by the Company, which as of May 31, 1998, consisted of 12,889 Units.

         1.50 "UST" means an underground storage tank, including as that term is defined, construed and otherwise used in Section 6991 of RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

         1.51 "WOOLDRIDGE NOTE" shall have the meaning set forth in SECTION 2.2.1.3.

         1.52 "WORK-IN-PROCESS" shall mean any transaction contracted for by the Company and not completed at Closing providing for the sale or lease of Units by the Company to any entity and the related contract rights between the Company and suppliers and subcontractors regarding the purchase, transportation and installation of such Units.

                                    ARTICLE 2

                           PURCHASE AND SALE OF SHARES

         2.1 PURCHASE AND SALE OF SHARES. Upon the terms and subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements contained herein and contemplated hereby, Buyer agrees to purchase from Seller and Seller agrees to sell, transfer, assign and deliver the Shares to Buyer at the Closing.

         2.2 PURCHASE PRICE.

                  2.2.1 The purchase price payable for the Shares shall be Two Hundred Seventy Four Million Dollars ($274,000,000), less the amount paid by the Company at the Closing for the repayment in full by the Company of all principal and interest outstanding as of the Closing Date under the following Notes (which resulting difference is herein referred to as the "Purchase Price"):

                           2.2.1.1 The Notes, dated July 16, 1998, issued by the
                  Company to members of the Bank Group, copies of which are attached as EXHIBIT "A" (the "Fleet Bank Notes"), having an approximate aggregate outstanding principal amount of $94,040,000 as of July 22, 1998 and $220,091 of accrued interest as of July 22, 1998.

                           2.2.1.2 The Note, dated as of January 1, 1990, issued
                  by the Company to Principal Mutual Life Insurance Company, a copy of which is attached as EXHIBIT "B" (the "Principal Note"), having an approximate aggregate outstanding principal amount of $2,600,000 as of July 22, 1998 and $119,792 of accrued interest as of July 22, 1998; and

                           2.2.1.3 The Note, dated October 1, 1997, as amended,
                  issued by Space Master Enterprises, Inc., the former parent of the Company, to the Seller, a copy of which is attached as EXHIBIT "C" (the "Wooldridge Note"), having an approximate aggregate principal amount of $981,505 as of July 22, 1998 and $5,098 of accrued interest as of July 22, 1998.

         On the third business day prior to the Closing, the Seller shall provide Buyer with a certificate setting forth an estimate of the aggregate principal amount and accrued interest of the Fleet Bank Notes, the Principal Note and the Wooldridge Note as of the Closing Date.

                  2.2.2 At Closing, Buyer shall make a contribution to the capital of the Company in an amount sufficient to satisfy all obligations of the Company under the Notes set forth in SECTIONS 2.2.1.1, 2.2.1.2 AND 2.2.1.3 hereof and shall cause the Company to deliver, by wire transfer in immediately available funds, the respective amounts required to pay said creditors in full.

                  2.2.3 At Closing, Buyer shall pay the Purchase Price to Seller by wire transfer in immediately available funds; provided, however, that the Purchase Price paid to Seller shall be reduced by an amount equal to the Escrowed Sums.

                  2.2.4 The Purchase Price shall be allocated One Million Dollars ($1,000,000) to the Covenant Not to Compete and the balance shall be allocated to the Shares. Buyer and the Seller agree to report the sale and purchase of the Shares for all federal, state, municipal and other tax purposes in a manner consistent with such allocation.

         2.3 PURCHASE PRICE ADJUSTMENTS.

                  2.3.1 The Purchase Price shall be reduced at Closing (the "Purchase Price Adjustment") if the original aggregate capitalized cost of the Units (including, without limitation, the cost of initial delivery to the Company and the cost of any improvements, additions or reconfigurations to such Units, but without any deduction for depreciation) owned by the Company (the "Capitalized Unit Cost") as of the Closing Date as determined in a manner consistent with the Company's past practice shall be less than $157,631,059, in which event the Purchase Price shall be reduced by the difference between $157,631,059 and the Capitalized Unit Cost as of the Closing Date. The Capitalized Unit Cost as of the Closing Date shall equal the July 31 Capitalized Unit Cost (as defined below) plus or minus, as the case may be, the Post-July 31 Adjustments (as defined below).

                  2.3.2 On or before August 6, 1998, the Seller shall deliver
         (i) a certificate to the Buyer setting forth the Capitalized Unit Cost as of July 31, 1998 (the "July 31 Capitalized Unit Cost") and (ii) a list of Units identified by branch and by capitalized cost. If the Buyer fails to object in writing (an "Objection Notice") to the Capitalized Unit Cost set forth in such certificate on or prior to August 17, 1998, the July 31 Capitalized Unit Cost as set forth in such certificate shall be binding on the parties hereto. The Objection Notice, if any, shall specifically enumerate the items objected to, and Buyer and the Seller will seek in good faith, for a period of 5 calendar days following delivery of the Objection Notice to resolve promptly the matters set forth in the Objection Notice. If the parties are unable to resolve such differences during such 5-day period, the parties will submit the matter for the review of Arthur Andersen LLP in Atlanta, Georgia (the "Review Accounting Firm"), and the review by the Review Accounting Firm shall be limited solely to such items as were addressed in the Objection Notice and have not been resolved by the parties. The parties shall cause the Review Accounting Firm to review as promptly as practicable, subject to the limitations of the previous sentence, the calculation of the July 31 Capitalized Unit Cost set forth therein and to issue a written report prior to September 1, 1998 setting forth in reasonable detail its calculation of the July 31 Capitalized Unit Cost, which shall be calculated in a manner consistent with the Company's past practices. The determination of the July 31 Capitalized Unit Cost as calculated by the Review Accounting Firm shall be conclusive and binding on the parties hereto.

                  2.3.3 Commencing on August 10, 1998 and weekly thereafter until the Closing, the Seller shall deliver a certificate to the Buyer setting forth adjustments to the Capitalized Unit Cost occurring for the immediately preceding calendar week (and, if applicable, any difference between the July 31 Capitalized Unit Cost and the Capitalized Unit Cost set forth on the July 1998 financial statements) (the "Post-July 31 Adjustments") together with appropriate supporting documentation. If the Buyer fails to object in writing to the ending Capitalized Unit Cost set forth in such certificate within three business days after receipt thereof, the Post-July 31 Adjustments as set forth in such certificate shall be binding on the parties hereto. The Objection Notice, if any, shall specifically enumerate the items and calculations objected to, and Buyer and the Seller will seek in good faith, for a period of three business days following delivery of the Objection Notice, to resolve promptly the matters set forth in the Objection Notice. If the parties are unable to resolve such differences during such three business-day period, the parties will submit the matter for the review of the Review Accounting Firm, and the review by the Review Accounting Firm shall be limited solely to such items as were addressed in the Objection Notice and have not been resolved by the parties. The parties shall cause the Review Accounting Firm to review as promptly as practicable, subject to the limitations of the previous sentence, the calculation of the Post-July 31 Adjustments set forth therein and to issue a written report prior to September 1, 1998 setting forth in reasonable detail its calculation of the Post-July 31 Adjustments. The determinations of the Post-July 31 Adjustments as calculated by the Review Accounting Firm shall be conclusive and binding on the parties hereto. On the Closing Date, the Seller shall deliver a certificate to the Buyer setting forth any adjustments to the Capitalized Unit Cost occurring after the period covered by the last certificate so delivered pursuant to this Section 2.3.3 through the date immediately preceding the Closing Date.

                  2.3.4 The party against which a judgment of the Review Accounting Firm is tendered shall pay all of the fees and expenses of the Review Accounting Firm, provided if a judgment is not in favor of either party, the parties shall share such fees and expenses in proportion to the difference between their respective initial calculation and the judgment.

         2.4 ESCROWED SUMS. From the amounts otherwise payable by Buyer to Seller pursuant to SECTION 2.2.3, Buyer shall deposit in escrow, in accordance with the terms of an escrow agreement (the "Escrow Agreement") with NationsBank, N.A. or such other mutually agreeable third party escrow agent, substantially in the form of EXHIBIT "D" hereto, with such changes to the form as the escrow agent may reasonably request, the sum of Five Million Dollars ($5,000,000.00) (the "Escrowed Sums"), for the periods set forth in the Escrow Agreement to be held subject to possible indemnification claims under ARTICLE 5 in accordance with this SECTION 2.4 and the Escrow Agreement. Any claims by Buyer against the Escrowed Sums must be made pursuant to the provisions of ARTICLE 5. All accrued interest and other earnings on the Escrowed Sums shall be for the benefit of the Seller and shall be paid to the Seller by the escrow agent monthly (or at another interval determined by the Seller) at the Seller's request.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         To induce Buyer to enter into this Agreement, the Seller does hereby warrant and represent to Buyer as follows:

         3.1 ORGANIZATION AND QUALIFICATION. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to carry on its business as now being and heretofore conducted; (ii) is or will be at the Closing duly qualified as a foreign corporation to transact business and is in good standing in each of the jurisdictions identified in SCHEDULE 3.1 to the Seller Disclosure Letter, which are all jurisdictions that require such qualification, except where failure to so qualify or be in good standing would not have a material adverse effect upon the properties, business, results of operation or financial condition of the Company (a "Material Adverse Effect"); and (iii) has the corporate power and authority to own and lease its properties and to operate its business. The Company has one subsidiary, Investments and, except for Investments, the Company does not own any capital stock or other equity interest in any other corporation, partnership, limited liability company or other organization (except as listed on SCHEDULE 3.1 to the Seller Disclosure Letter).

         3.2 CONSENTS, APPROVALS, ENFORCEABILITY, ETC. Other than in connection with or in compliance with the HSR Act and other than as set forth on SCHEDULE
3.2 to the Seller Disclosure Letter, no consents, approvals, authorizations, filings with or notices to or orders of (i) any Governmental Body or (ii) any third person under the Material Contracts is required for the Seller to consummate or to cause to be consummated the transactions contemplated hereby. This Agreement has been and each other agreement to be executed and delivered by the Seller pursuant to this Agreement has been (or at the Closing will be) duly and validly executed and delivered by him and, this Agreement constitutes and each other agreement to be executed and delivered by the Seller pursuant to this Agreement constitutes (or at the Closing will constitute) his valid and binding agreement, enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and the rights of creditors generally.

         3.3 COMPANY ARTICLES OF INCORPORATION AND BYLAWS; MINUTE BOOKS, ETC.. Copies of the Articles of Incorporation, as amended, and Bylaws of the Company, as amended, certified to be true, correct and complete by an executive officer of the Company, are included in SCHEDULE 3.3 to the Seller Disclosure Letter and there have been no changes in such Articles of Incorporation or Bylaws since the date of such certification. The minute books of the Company have been made available to the Buyer for its inspection and contain true and complete records of all material meetings and material consents in lieu of meeting of the Board of Directors (and any committees thereof) and shareholders of the Company since the time of the Company's organization, and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company have been made available to the Buyer for its inspection and are true and complete in all material respects.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of One Dollar ($1.00) par value common stock, of which only the Shares are issued and outstanding, and there are no other classes of stock authorized or issued. All of the Shares are duly and validly authorized, issued and outstanding and are fully paid and non-assessable, and owned beneficially and of record by Seller. There are no shares of capital stock held as treasury shares. There are no preemptive rights existing with respect to the capital stock of the Company and none of the Shares were issued in violation of any preemptive rights. There are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the capital stock of the Company, and there are no outstanding securities or debt obligations of the Company convertible into or exchangeable for shares of capital stock of the Company. There are no agreements, commitments, restrictions or arrangements relating to ownership (including, without limitation, repurchase or redemption), voting or receipt of dividends or distributions in respect of any shares of the Company's capital stock.

         3.5 FINANCIAL STATEMENTS. The Company has delivered to Buyer copies of its audited financial statements for the fiscal years ending September 30, 1997 and September 30, 1996, and copies of its unaudited financial statements for the six (6) month period ending March 31, 1998 (the "Interim Financial Statements"), all of which are included in SCHEDULE 3.5.1 to the Seller Disclosure Letter (hereinafter referred to as the "Financial Statements of the Company"). All of the Financial Statements of the Company have been prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the Interim Financial Statements, to normal year-end adjustments and to the absence of footnotes. The Financial Statements of the Company present fairly in all material respects the financial condition of the Company as at the dates indicated and the results of its operations for the periods indicated. The Company has delivered to Buyer copies of pro forma financial statements for the six month period ending March 31, 1998, all of which are included in SCHEDULE
3.5.2 to the Seller Disclosure Letter (hereinafter referred to as the "Pro Forma Financial Statements"). The Pro Forma Financial Statements present fairly in all material respects the financial condition of the Company as at March 31, 1998, after giving effect to the Permitted Transactions.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the Interim Financial Statements of the Company or the notes thereto, the Company has no material adverse debts, liabilities or obligations of any nature, accrued, absolute, contingent or otherwise, and whether due or to become due, arising out of transactions entered into, or any state of facts existing, on or prior to the date of this Agreement required by generally accepted accounting principles ("GAAP") to be set forth on a balance sheet of the Company on the date hereof, other than (i) liabilities and obligations expressly disclosed in this Agreement or in the Seller Disclosure Letter, (ii) liabilities and obligations arising in the ordinary course of business after the last date covered in the Interim Financial Statements of the Company; and (iii) liabilities and obligations relating to any Claims which have not been actively asserted against the Company prior to the date hereof.

         3.7 ABSENCE OF CERTAIN CHANGES. Since the date of the balance sheet contained in the Interim Financial Statements, except as set forth on SCHEDULE
3.7 to the Seller Disclosure Letter, there has not been:

                  3.7.1 Any material adverse change in the properties, financial condition, results of operation or business of the Company;

                  3.7.2 Any merger or consolidation or agreement to merge or consolidate with any other corporation (or any transaction having a similar effect) involving the Company or any acquisition of, or agreement to sell or acquire, any substantial part of the stock, business, property or assets of any other person, firm, association, corporation or other business organization, to which the Company was a party;

                  3.7.3 The issuance of any shares of its capital stock or any other security, or any options, warrants or other rights to acquire any security of the Company;

                  3.7.4 Any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of any equity interest or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

                  3.7.5 Any split, combination or reclassification of any of the Company's outstanding capital stock or any issuance or authorization of any other securities in respect, in lieu of or in substitution for shares of the Company's outstanding capital stock;

                  3.7.6 Any change in any method of accounting or accounting practice used by the Company, except as required by Law or resulting from a change in GAAP pronounced or adopted since March 31, 1998.

                  3.7.7 Any damage, destruction or loss affecting the properties or business of the Company which could reasonably be expected to have a Material Adverse Effect on the Company without giving effect to insurance coverage; or

                  3.7.8 Any change in the Company's standard product specifications regarding the acquisition of Units; or

                  3.7.9 Any event, occurrence, circumstance or action of a type described in SECTION 7.5 hereof.

         3.8 ACCOUNTS RECEIVABLE. The Accounts Receivable of the Company as reflected in the Financial Statements of the Company, to the extent uncollected on the date thereof, and the Accounts Receivable reflected on the books of the Company on the date hereof are, and those existing on the Closing Date will be valid, existing and represent monies due for services rendered or goods sold, leased and delivered. A complete and accurate list of all of the Accounts Receivable of the Company as of June 30, 1998 is set forth on SCHEDULE 3.8.1 to the Seller Disclosure Letter.

Except for amounts shown on SCHEDULE 3.8.2 to the Seller Disclosure Letter with respect to the Unearned Billings listed on such Schedule, as of March 31, 1998, the Company has not collected or billed any amounts with respect to any period of time in excess of sixty (60) days beyond the Closing Date.

         3.9 TAXES.

                  3.9.1 Except as disclosed on SCHEDULE 3.9 to the Seller Disclosure Letter, the Company has paid currently as due all taxes levied or imposed including, without limitation, the following:

                           (i) employment taxes, including, without limitation, FICA and FUTA taxes, and any other state and federal withholding taxes; unemployment taxes; worker's compensation taxes; federal, state, and local income taxes; and

                           (ii) all sales and use taxes; utility franchise taxes; gross receipts taxes; business license taxes; real and personal property ad valorem taxes and all other taxes;

and any interest or penalties with respect thereto (hereinafter collectively referred to as "Taxes") due and payable by the Company (in each case whether or not shown as payable on any tax return), and except for such Taxes as are being contested in good faith by the Company by appropriate proceedings and are disclosed on SCHEDULE 3.9 to the Seller Disclosure Letter hereof. Except as disclosed on SCHEDULE 3.9 to the Seller Disclosure Letter, none of the Taxes are delinquent or constitute a lien against it, except for the current year's ad valorem taxes not yet due and payable. All federal, state or other tax returns or reports required to be filed by or with respect to the Company have been timely filed, or requests for extensions to file such returns or returns have been timely filed, granted and have not expired. The Company has not received any material assessments nor notices of material deficiency or other material adjustment from the Internal Revenue Service or any state or local taxing authority with respect thereto which have not been paid in full or adequately reserved against in the Financial Statements of the Company, and except as set forth on SCHEDULE 3.9 to the Seller Disclosure Letter no material action, suit, claim, assessment or audit of, or other administrative proceedings or court proceedings with respect to, the Company is pending with regard to any Taxes. The Seller is not a "foreign person" within the meaning of Code Section 1445(f)(3) and Treasury Regulation ss.1.1445-2(b)(2)(i) (or any corresponding provision of state, local, or foreign Tax law).

                  3.9.2 The Company has not filed any consent under Section 341(f) of the Code.

                  3.9.3 The Federal and State income tax liability to the Company arising out of the Permitted Transactions shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00).

         3.10 LABOR ACTIVITY. The Company has not been the subject of any union activity or material labor dispute, and there has not been any strike called, or, to the Knowledge of the Seller, threatened to be called against it. The Company is not currently a signatory to a collective bargaining agreement with any union.

         3.11 PENDING ACTIONS. Except as set forth on SCHEDULE 3.11 to the Seller Disclosure Letter, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Seller, threatened in writing against or involving the Company, at law, in equity or otherwise before any court, arbitrator, or administrative or governmental body or agency, which in any individual case would reasonably be expected to result in a Loss to the Company of more than $50,000.

         3.12 COMPLIANCE WITH LAWS. Other than Environmental Permits (which are addressed in SECTION 3.23) the Company has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary or required for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and to the Knowledge of the Seller, there has occurred no default under any such Permits, except for the lack of Permits and for defaults under Permits which lack or defaults, individually or in the aggregate, would not have a Material Adverse Effect. The Company is in compliance in all material respects with all Laws and Orders other than Environmental Laws (which are addressed in SECTION 3.23).

         3.13 NO CONFLICTS. The execution, delivery and performance by the Seller of this Agreement and each other agreement to be executed and delivered pursuant to this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the Articles of Incorporation or Bylaws of the Company; (ii) except as disclosed on SCHEDULE 3.2 to the Seller Disclosure Letter, result in the revocation or suspension of any material Permit or a violation in any material respect of any Law or Order of any Governmental Body having jurisdiction over the Company; (iii) except as set forth on SCHEDULE 3.2 to the Seller Disclosure Letter, in any material respect violate or constitute an occurrence of default under the provisions of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligation under, any Material Contract; or
(iv) result in the creation or imposition of any material lien, mortgage, pledge, charge or encumbrance of any kind upon any asset of Company, other than those created by or through Buyer or by virtue of any financing obtained by Buyer in connection with obtaining funds for the transactions contemplated by this Agreement.

         3.14 TITLE TO ASSETS. The Company has good title to all of its assets, including the assets reflected on the Interim Financial Statements (other than assets disposed of or consumed since the date of the balance sheet included in the Interim Financial Statements), which, except as set forth on SCHEDULE 3.14 to the Seller Disclosure Letter, are and at Closing will be free and clear of all Liens except for (i) Liens for current taxes and assessments not yet due and payable; (ii) inchoate mechanics' and materialmen's Liens for Work-in-Process;
(iii) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business; (iv) the Liens, if any, of the issuers of the payment and performance bonds identified on SCHEDULE 3.22 to the Seller

Disclosure Letter; (v) the rights of the lessees of the Units to lease such Units or to purchase same pursuant to purchase options contained in any such Leases; and (vi) any Liens which do not materially interfere with the ownership or use of such assets.

         3.15 UNITS. The information, including, without limitation, the sizes and acquisition dates of the Units as set forth in SCHEDULE 3.15 to the Seller Disclosure Letter is (and at the Closing will be) true and correct in all material respects and reflects the Units owned by the Company as of June 30, 1998 (and at the Closing will reflect the Units owned by the Company as of the Closing Date), except for such Units which may have been purchased or sold in the ordinary course of the Company's business as of each such date but information concerning which was not received at the corporate office as of that date for inclusion or deletion, as the case may be. Seller shall cause the Company to deliver a supplement to SCHEDULE 3.15 to the Seller Disclosure Letter at the Closing, setting forth the Units as of the Closing Date. All such Units are covered by a certificate of title, if issued, or manufacturer's statements of origin, all of which shall be delivered to Buyer at the Closing. To Seller's Knowledge, none of the Units that have been sold by the Company gives the buyer any presently exercisable right to require the Company to repurchase any Unit at above the market price thereof.

         3.16 LEASES. The Company has made available to Buyer for Buyer's review complete copies of all the Leases (with originals to be delivered at Closing), including, without limitation, all amendments to date and all schedules and riders thereto, all of which are described on SCHEDULE 3.16 to the Seller Disclosure Letter as of June 30, 1998, as well as an itemization of the Work-in-Process. Seller shall cause the Company to deliver a supplement to SCHEDULE 3.16 to the Seller Disclosure Letter at the Closing, listing all Leases in effect as of the Closing Date. SCHEDULE 3.16 to the Seller Disclosure Letter is (and at the Closing will be) true and correct in all material respects and reflects all Leases in effect as of June 30, 1998 (and at the Closing will reflect all Leases in effect as of the Closing Date), except for such Leases which may have commenced or terminated in the ordinary course of the Company's business as of each such date but which were not received at the corporate office as of that date for inclusion or deletion, as the case may be. All of the Units which are leased are under lease with third parties unaffiliated with the Company or the Seller. To the Knowledge of the Seller, no other rental agreements or leases, written or otherwise, are in effect relating to the Units. The Leases accurately reflect in all material respects all of the material terms thereof, including
(i) the Units leased thereunder, (ii) the lease terms thereof, (iii) the monthly lease payments due thereunder, (iv) the terms of any purchase options in favor of the lessee or obligor; and (v) the existence of any change in control provision. The Company is in compliance in all material respects with the material terms of each of the Leases, and, to the Knowledge of the Seller, the lessees are in compliance with the material terms of each of the Leases, except as otherwise disclosed in SCHEDULE 3.8.1 to the Seller Disclosure Letter. The Company does not have a general practice of granting bargain purchase options in favor of lessees under the Leases.

         3.17 FINANCE LEASES. SCHEDULE 3.17 to the Seller Disclosure Letter is true and correct in all material respects and reflects all of the Finance Leases to which the Company is a party and which are in effect as of June 30, 1998, together with the parties thereto, the terms thereof, the monthly payments and the deferred Account Receivable due thereunder. Seller shall cause the

Company to deliver a supplement to SCHEDULE 3.17 to the Seller Disclosure Letter at the Closing, setting forth the Finance Leases as of the Closing Date.
SCHEDULE 3.17 to the Seller Disclosure Letter is (and at the Closing will be) true and correct in all material respects and reflects the Finance Leases in effect as of June 30, 1998 (and at the Closing will reflect the Finance Leases in effect as of the Closing Date), except for such Finance Leases which may have commenced or terminated in the ordinary course of the Company's business as of each such date but which were not received at the corporate office as of that date for inclusion or deletion, as the case may be. The Company has made available to Buyer for Buyer's review complete copies of all of the Finance Leases (with originals to be delivered at Closing), including, without limitation, all amendments to date and all schedules thereto and copies of any UCC Financing Statements filed in connection therewith. To the Knowledge of the Seller, the Company has valid, enforceable and perfected security interests in the Units covered by the Finance Leases (other than with respect to Finance Leases set forth on SCHEDULE 3.17.2 to the Seller Disclosure Letter). To the Knowledge of the Seller, none of the Finance Leases gives any lessee the right to require the Company to purchase any Unit at above the market price thereof.

         3.18 INTANGIBLE PROPERTY. SCHEDULE 3.18 to the Seller Disclosure Letter sets forth a complete and accurate list and description of (i) all currently effective trademark and servicemark registrations owned by the Company and the jurisdiction in or by which such trademark and servicemark registrations have been registered, filed or issued, (ii) all trade names owned or used by the Company; (iii) all material contracts, agreements or understandings pursuant to which the Company has authorized any person to use or, to the Knowledge of the Seller, any person has the right to use, in any business or commercial activity, any of the items listed in clauses (i) and (ii) above that are owned by the Company which are material to the conduct of the business of the Company taken as a whole; and (iv) licenses granted to or by the Company pursuant to written agreements pertaining to patents, patent applications, proprietary technology, inventions, trademarks, service marks, trade names and copyrights. To the Knowledge of the Seller, the Company has not infringed upon or otherwise violated the intellectual property rights of third parties. The Company has not received and is not the subject of any pending written claim alleging any infringement or violation. To the Knowledge of the Seller, no third party is infringing upon or otherwise violating the intellectual property rights of the Company.

         3.19 REAL PROPERTY. SCHEDULE 3.19 to the Seller Disclosure Letter lists all of the real property currently owned or leased by the Company (the "Property"). All of the leases of real property to which the Company is a party are set forth on SCHEDULE 3.19 to the Seller Disclosure Letter, together with a description of such property and including the address, landlord, monthly rent and remaining term. Each such lease is in full force and effect and constitutes the legal, valid and binding obligation of the Company and, to the Knowledge of the Seller, the lessor thereunder and is enforceable in accordance with its terms. Except as set forth on SCHEDULE 3.19 to the Seller Disclosure Letter, the Company has not received or given notice of any outstanding default or termination under any such lease. The Company holds its interest in each such lease free and clear of all Liens, except for (i) the Liens set forth on
SCHEDULE 3.14 to the Seller Disclosure Letter, (ii) Liens for current taxes and assessments not yet due and payable; (iii) inchoate mechanics' and materialmen's Liens for Work in Process; (iv) workmen's, repairmen's, warehousemen's and carriers'

Liens arising in the ordinary course of business; (v) the rights of the landlord under such lease; and (vi) any Liens which do not materially interfere with the ownership or use of the property underlying such lease.

         3.20 EMPLOYEE BENEFIT PLANS. As used in this Agreement, the term "Employees of the Company" means, (i) all active or former employees of the Company, (ii) all employees of the Company who, as of the Closing Date, are on workers' compensation, military leave, other approved leaves of absences, long-term or short-term disability, non-occupational disability and employees on layoff with recall rights, (iii) all individuals who are covered under any "Employee Benefit Plan" (as such term is hereinafter defined) as a result of previously being described in (i) or (ii) above, and (iv) beneficiaries or dependents under any Employee Benefit Plan of anyone described in (i) through
(iii) above. 3.20.1 SCHEDULE 3.20.1 to the Seller Disclosure Letter sets forth a list of each material "employee benefit plan" (as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any other material bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other material plan, agreement, policy, trust fund, contract or arrangement, whether written or oral and whether or not subject to ERISA, that is currently in effect, or which has been approved before the date hereof but is not yet effective, for the benefit of any Employee of the Company or with respect to which the Company has or has had any obligation, and any material employee benefit plan that was maintained since the organization of the Company with respect to which the Company has any continuing obligation or with respect to which the Company has or would reasonably be expected to have any direct or indirect liability (each such material plan, agreement, policy, trust fund, contract or arrangement is referred to herein as an "Employee Benefit Plan," and collectively, the "Employee Benefit Plans").

                  3.20.2 The Company has delivered to Buyer with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each material communication involving the plan or any related trust to or from the Internal Revenue Service ("IRS"), Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

                  3.20.3 The Company is not liable for, and after the Closing Date, Buyer shall not be liable for, any material contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (as defined below) (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by any entity which is or was under Section 4001 of ERISA or Section 414 of the Code considered one employer with the Company (an "ERISA Affiliate") (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company).

                  3.20.4 To the Knowledge of the Seller, no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan which is covered by Title I of ERISA which transaction has or will cause the Company to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption. The Company has not incurred and would not reasonably be expected to incur any liability under Title IV of ERISA, including any liability arising in connection with the termination of, or a complete or partial withdrawal from, any plan of the Company or any ERISA Affiliate covered or previously covered by Title IV of ERISA that in either case could become a liability of the Company.

                  3.20.5 As of the date hereof, each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has a favorable determination letter. To the Knowledge of Seller, each Employee Benefit Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except where the failure to so comply would not have a Material Adverse Effect.

                  3.20.6 The Company has no current or projected liability in respect of post- employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required under applicable Law.

                  3.20.7 There is no material contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  3.20.8 With respect to each Employee Benefit Plan, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Financial Statements of the Company.

                  3.20.9 The Company is not currently contributing to and has not in the past contributed to any "multiemployer plan" as defined in
         Section 3(37) of ERISA.

                  3.20.10 The consummation of the purchase and sale of the Shares contemplated by this Agreement to occur at the Closing will not
         (i) entitle any individual to severance pay or other benefits or compensation, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual, or (iii) to the Knowledge of Seller, constitute or involve a prohibited transaction (as defined in ERISA Section 406 or Code
         Section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(1) or otherwise violate Part 4 of Subtitle B of Title I or ERISA.

         3.21 EMPLOYEES.

                  3.21.1 SCHEDULE 3.21 to the Seller Disclosure Letter contains a complete list of:

                           (a) all written employment contracts or agreements
                  with any current or former shareholder, officer or employee of the Company to which the Company is a party or is subject and with respect to which the Company has any continuing obligation; and

                           (b) a description of the Company's worker
                  compensation history, including a description of any outstanding worker compensation claims.

         The name of each Employee of the Company not currently assigned to Space Master Building Systems, LLC specifying the title and job classification of each such person, salary and the duration of employment has been delivered by Buyer upon execution of this Agreement.

                  3.21.2 To the extent applicable, the Company has complied with, is in current compliance and will be in compliance with in all material respects the applicable terms and conditions of the Workers Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101 et. seq. ("WARN") and all similar state and local Laws, rules and regulations relating to the termination of employees or closing of plants with regard to all Employees of the Company with respect to any action that is required to be taken pursuant to WARN in connection with the transactions contemplated hereby.

                  3.21.3 There is no Claim, administrative proceeding, government investigation or proceeding, arbitration or other proceeding pending or, to the Knowledge of the Seller, threatened in writing against the Company relating to any current or former employee or director of the Company, or any Laws thereunder or the common law relating to employment or employment practices, which in any individual case would reasonably be expected to result in a Loss to the Company of more than $50,000.

         3.22 INDEBTEDNESS. SCHEDULE 3.22 to the Seller Disclosure Letter contains a list of all payment and performance bonds, letters of credit, notes, guarantees and other credit agreements or debt obligations of or relating to the business of the Company ("Indebtedness"), together with a summary of the material terms of the Indebtedness. The Company is not in default on the payment of any principal or interest of any such Indebtedness or of any of the other material covenants of the Company contained therein.

         3.23 ENVIRONMENTAL LAWS. Except as set forth in SCHEDULE 3.23 to the Seller Disclosure Letter:

                  3.23.1 The Company is not subject to any Environmental Liabilities with respect to the Property or other property previously owned or leased by the Company, other than for such Environmental Liabilities that would not have a Material Adverse Effect.

                  3.23.2 The Company is not required to have any Environmental Permits with respect to each Property, other than for such Environmental Permits the absence of which, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.23.3 The Company's use of the Property is in material compliance with all Environmental Laws, other than such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.23.4 There are no material liens, covenants, deed restrictions, notice or registration requirements, or other material limitations applicable to any Property, based upon any Environmental Laws, except as otherwise would not have a Material Adverse Effect.

                  3.23.5 There are currently no USTs located in, at, on or under the Property, except as otherwise would not have a Material Adverse Effect.

                  3.23.6 There are no PCBs, no asbestos (of any type or form) other than the potential for PCBs in transformers and asbestos containing material in buildings that would not have a Material Adverse Effect.

         3.24 INSURANCE. SCHEDULE 3.24 to the Seller Disclosure Letter sets forth a complete and accurate list and description of all insurance policies in force naming the Company as an insured or beneficiary or as a loss payable payee or for which the Company has paid or is obligated to pay all or part of the premiums. There are no pending claims against such insurance by the Company as to which insurers have denied liability, and, to the Knowledge of the Seller, there exists no material claim under such insurance that has not been properly filed by the Company.

         3.25 CONTRACTS. Except as otherwise disclosed in the other Schedules to the Seller Disclosure Letter or on SCHEDULE 3.25.1 to the Seller Disclosure
Letter:

                  3.25.1 The Company has no agreement or contract which requires it to expend in excess of One Hundred Thousand Dollars ($100,000.00), excluding purchase orders for Unit purchases and Work-in-Process issued in the normal course of business;

                  3.25.2 Except for negotiable instruments in the process of collection, the Company has no power of attorney outstanding or any contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity;

                  3.25.3 The Company is not subject to any contract or agreement containing covenants limiting its operational and geographic freedom to compete in any line of business; and

                  3.25.4 The Company is not a party to any (i) agreement for the sale or lease of any material assets of the Company other than in the ordinary course of business consistent with past practice; (ii) mortgage, pledge, conditional sales contract, security agreement or factoring agreement with respect to any material property of the Company other than in the ordinary course of business consistent with past practice or as disclosed in the Financial Statements of the Company; (iii) agreement providing for the indemnification of any officer, director or employee other than as may be set forth in the Articles of Incorporation or Bylaws of the Company; (iv) consulting agreement providing for annual payments thereunder in excess of $50,000; (v) distributorship, sales representative, marketing, agency or dealer contracts; (vi) partnership or joint venture agreements; or
         (vii) contracts under which the Company has agreed to indemnify (with respect to income tax liability only) any party or to share income tax liability with any party.

         3.26 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 3.26 to the Seller Disclosure Letter, none of (a) the Seller, (b) any director or Affiliate of the Company or the Seller, (c) any relative or spouse (or relative of such spouse) of any such director or Affiliate or of the Seller and (d) any entity controlled by one or more of the foregoing:

                           (i) owns, directly or indirectly, any interest in
                  (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company;

                           (ii) owns, directly or indirectly, in whole or in
                  part, any material property that the Company uses in the conduct of its business;

                           (iii) has any material claim against, or owes any
                  material amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under any Employee Benefit Plan, and similar matters and agreements existing on the date hereof; or

                           (iv) except as otherwise may be contemplated by this
                  Agreement, is a party, directly or indirectly, to any written contractual arrangement with the Company or to any unwritten agreement continuing after the Closing.

         3.27 BANKS, BROKERS AND PROXIES. SCHEDULE 3.27 to the Seller Disclosure Letter sets forth (a) the name of each bank, trust company, securities or other broker or other financial institution with which the Company has an account, credit line or safe deposit box or vault; (b) the name of each person authorized by the Company to draw thereon or to have access to any safe deposit box or vault; (c) the purpose of each such account, safe deposit box or vault; and (d) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company in matters concerning its business or affairs.

         3.28 SELLER'S TITLE, AUTHORITY, ETC. Seller represents and warrants that (a) he is the record and beneficial owner of the Shares, which, at Closing, shall be free and clear of all Liens and, upon delivery of and payment for the Shares at the Closing, the Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien; and (b) he has and shall have at the Closing full legal capacity and authority to execute, deliver and perform this Agreement and each other agreement to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated hereby.

         3.29 COMPANY BUSINESS. Except as set forth on SCHEDULE 3.29, since July 1, 1990, the Company has not engaged in any business other than (i) the Company Business (as defined in Section 6.4), (ii) the sale and/or lease of custom-designed and custom-built non-combustible poured concrete floor and steel (all structural members) modular buildings, and (iii) any businesses or activities which are ancillary or related to the businesses described in the foregoing clauses (i) and (ii).

         3.30 NO REPRESENTATION AS TO PROJECTIONS. The Seller makes no representation or warranty to Buyer with respect to:

                  (i) any projections, estimates or budgets heretofore delivered to or made available to Buyer or future revenues, expenses or expenditures or future results of operations; or

                  (ii) except as expressly covered by a representation and warranty contained in this ARTICLE 3, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants or advisers with respect to the Seller or the Company.

         3.31 DISCLOSURE LETTER. Prior to the execution and delivery of this Agreement, Seller has delivered to Buyer a letter (the "Seller Disclosure Letter ") attaching schedules that set forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to Seller's representations or warranties contained in this Article 3 or to Seller's covenants contained in Article 6; provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the Seller Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or a material fact, event or circumstance or that such item has had or would have a Material Adverse Effect with respect to Seller.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement, Buyer does hereby warrant and represent to Seller as follows:

         4.1 DUE AUTHORIZATION AND EXECUTION. Buyer has all necessary corporate power and authority to enter into this Agreement and each other agreement to be executed and delivered pursuant to this Agreement and to consummate the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement and each other agreement to be executed and delivered pursuant to this Agreement and the consummation by it of the transactions contemplated herein and therein have been duly and validly authorized and approved by the Board of Directors and, if required, the shareholders of Buyer and no other corporate proceedings on the part of Buyer are or will be necessary to authorize and approve the execution and delivery of this Agreement and each other agreement to be executed and delivered pursuant to this Agreement or the performance by Buyer of its obligations under this Agreement and each other agreement to be executed and delivered pursuant to this Agreement. This Agreement has been and each other agreement to be executed and delivered pursuant to this Agreement has been (or will be at the Closing) duly and validly executed and delivered by Buyer and constitutes (or at the Closing will constitute) the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited to bankruptcy, insolvency and the right of creditors generally.

         4.2 ORGANIZATION AND AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Buyer has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions that require such qualification or licensing except where the failure to so qualify would not, in the aggregate, have a material adverse effect on the business or financial condition of Buyer, taken as a whole or a material adverse effect on the ability of Buyer to perform its obligations hereunder.

         4.3 NO CONFLICT. Neither the execution and delivery of, nor the consummation of the transactions contemplated in, this Agreement and each other agreement to be executed and delivered pursuant to this Agreement will result in any of the following: (a) a default or an event of default that, with notice or lapse of time, or both, would constitute a default, breach or materially adverse violation of (i) the charter, bylaws or other governing instruments of Buyer or (ii) except as set forth on SCHEDULE 4.3 to the Buyer Disclosure Letter, any contract, agreement, license or instrument to which Buyer is a party or by which Buyer or its properties is bound; (b) except as set forth on SCHEDULE 4.3 to the Buyer Disclosure Letter, an event that would permit any person or entity to terminate a contract, agreement, license or instrument to which Buyer is a party or by which Buyer or its properties is bound, or to accelerate the maturity of any indebtedness or other obligation of Buyer; (c) except as set forth on SCHEDULE 4.3 to the Buyer Disclosure Letter, the creation or imposition of any Lien, mortgage, pledge, charge or encumbrances of any kind upon any asset of Buyer; (d) violation of any Law or Order of any Governmental Body having jurisdiction over Buyer or to which Buyer is a party or by which Buyer or its properties is bound; (e) a loss or adverse modification of any license, franchise or other authorization granted to or otherwise held by Buyer; or (f) other than in connection with, or in compliance with, the HSR Act, and except as set forth on SCHEDULE 4.3 to the Buyer Disclosure Letter, the necessity to obtain the consent or approval of, or give notice to or register with any government or non-government third party, except, in each of the cases set forth in (a) through (f) above, subject to exceptions that will not, individually or in the aggregate, have a material adverse effect on the business or financial condition of Buyer, taken as a whole, or a material adverse effect on the ability of Buyer to perform its obligations hereunder.

         4.4 FILINGS AND CONSENTS. Other than in connection with, or in compliance with, the HSR Act, and except as set forth on SCHEDULE 4.3 to the Buyer Disclosure Letter, no notice to or filing with, and no authorization, consent or approval of, any Governmental Body or of any other person, corporation or entity is (i) necessary for the consummation by Buyer of the transactions contemplated in this Agreement or (ii) is required as a condition to (A) the validity or enforceability of this Agreement or any other instruments to be executed by Buyer to effectuate this Agreement; or (B) the completion or validity of any of the transactions contemplated by this Agreement.

         4.5 INVESTMENT INTENT. Buyer is acquiring the Shares solely for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Buyer understand that the Shares have not been registered under the Securities Act or any state securities or "blue-sky" laws by reason of specified exemptions therefrom that depend upon, among other things, the bona fide nature of its investment intent as expressed herein and as explicitly acknowledged hereby and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act unless an applicable exemption from registration is available.

         4.6 ACCREDITED INVESTOR; INVESTMENT REPRESENTATIONS. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. Buyer, by reason of its business and financial experience in business, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment, and is able to afford a complete loss of such investment.

         4.7 INVESTIGATION BY BUYER. Buyer has conducted its own independent review and analysis of the business, assets, condition, operations and prospects of the Company and acknowledges that Buyer has been provided access to the properties, premises and records of the Company for this purpose. In entering this Agreement, Buyer has relied solely upon its own investigation and analysis and the representations, warranties and covenants contained herein and in the agreements to be entered into connection herewith, and Buyer:

                  (i) acknowledges that it has had the opportunity to visit with the Seller and the Company and meet with the officers and other representatives to discuss the business and the assets, liabilities, financial condition, cash flow and operations of the Company;

                  (ii) acknowledges that neither the Seller nor the Company or any of the directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or their agents or representatives prior to the execution of this Agreement; and

                  (iii) agrees, to the fullest extent permitted by law, that neither the Seller nor the Company or any of the directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Buyer on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer prior to the execution of this Agreement.

         4.8 NO LAWSUITS. There is no lawsuit, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer, the effect of which would prevent the consummation of any of the transactions contemplated hereby.

         4.9 ADEQUATE FUNDS. Attached hereto as SCHEDULE 4.9 to the Buyer Disclosure Letter is a commitment letter regarding the funds required for the Buyer to perform its obligations hereunder and to consummate the transactions contemplated hereby. Buyer will have at the Closing available to it funds required for the Buyer to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         4.10 DISCLOSURE LETTER. Prior to the execution and delivery of this Agreement, Buyer has delivered to Seller a letter (the "Buyer Disclosure Letter") attaching schedules that set forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to Buyer's representations or warranties contained in this Article 4 or to Buyer's covenants contained in Article 6; provided, however, that notwithstanding anything in this Agreement to the contrary the mere inclusion of an item in the Buyer Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or a material fact, event or circumstance or that such item has had or would have a material adverse effect with respect to Buyer.

                                    ARTICLE 5

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         5.1 INDEMNITY.

                  5.1.1 OBLIGATION OF THE SELLER TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Seller shall indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates, successors and assigns) from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and the reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action between the indemnified party and any third party) ("Losses") based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement, provided, that Seller shall not be obligated to pay any indemnification amount for the Taxes described in Section 3.9.1(ii) unless Losses resulting from such Taxes or the failure to timely file any return, report or filing relating thereto, individually or in the aggregate, in respect of a breach of Section 3.9.1 would have a Material Adverse Effect and provided, further, that no claim may be made with respect to Section 3.15 to the extent that an adjustment was made with respect to such matter under Section 2.3, or (ii) the matters described on SCHEDULE 5.1.1 to the Seller Disclosure Letter.

                  5.1.2 OBLIGATION OF THE BUYER TO INDEMNIFY. Subject to the limitations contained in this Article 5, the Buyer shall indemnify, defend and hold harmless the Seller (and his heirs) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement.

                  5.1.3 EXCLUSIVE REMEDY. The rights and remedies conferred in this ARTICLE 5 are intended to be exclusive of any other remedy available for breach of this Agreement, now or hereafter, at law or in equity or otherwise.

         5.2 LIMITATIONS. The indemnification obligations set forth herein shall be limited as follows:

                  5.2.1 SURVIVAL. Except as otherwise provided in this Article 5, all representations, warranties, covenants and agreement shall survive the Closing. Except as otherwise provided in the next two sentences below, all representations and warranties of the Seller contained in this Agreement shall terminate and expire eighteen (18) months after the Closing Date, except and only to the extent of any claim with respect to which an Indemnitee shall have specifically delivered a Claim Notice to the Indemnifying Party prior to such date. The representations and warranties of Seller in Section 3.15 (other than the last sentence thereof) shall terminate and expire sixty (60) days after the Closing Date, except and only to the extent of any claim with respect to which an Indemnitee shall have specifically delivered a Claim Notice to the Indemnifying Party prior to such date. The representations and warranties of Seller in Sections 3.4, 3.28 and 12.4 shall survive without limitation as to time, and the representations and warranties of Seller contained in
         Section 3.9 shall survive until the expiration of the statute of limitations applicable thereto.

                  5.2.2 OTHER LIMITATIONS. The indemnification provided for in this Article 5 shall be subject to the following additional limitations:

                           5.2.2.1 The Seller shall not be obligated to pay any
                  amounts for indemnification under this Article 5 (except those based upon Sections 3.4, 3.9.3 (but not 3.9.1 or 3.9.2), 3.28,
                  6.4, 6.9, 12.4 and 12.12 or clause (ii) of Section 5.1.1 (the "Basket Exclusions")), until the aggregate amounts for indemnification under this Article 5, exclusive of those based on the Basket Exclusions, equals $1,500,000 (the "Basket Amount"), whereupon, subject to the other limitations contained in this Article 5, the Seller shall be obligated to pay such amounts only in excess of the Basket Amount.

                           5.2.2.2 Notwithstanding anything in this Agreement to
                  the contrary, the Seller shall not be obligated under any circumstance to make any payment for indemnification under this Article 5 or otherwise (except those based upon the Basket Exclusions) in excess of $10,000,000 in the aggregate.

                           5.2.2.3 The liability of the Indemnifying Party shall
                  be net of any insurance benefits received by Indemnitee (or in the case of indemnification by Seller, of insurance benefits received by the Company or Buyer) and any tax benefits received by Indemnitee (or in the case of indemnification by Seller, of tax benefits received by the Company or Buyer) in respect of the loss giving rise to the claim for indemnification; provided, that (i) if claims for insurance by Indemnitee are pending but have not been received by Indemnitee as of a date on which the Indemnitor is otherwise obligated to make payment under this Article 5, then the Indemnifying Party shall make such payment and Indemnitee shall concurrently assign such claims for insurance or tax benefits to the Indemnifying Party or, if such assignment is prohibited, shall enforce such claims on Seller's behalf at Seller's direction (with Seller bearing the reasonable out-of-pocket expenses of such enforcement) and remit such insurance to the Indemnifying Party within 3 business days of receipt of such insurance, and (ii) in the case of tax benefits, the amount of the tax benefit in respect of any Loss for which the Company is entitled to a Tax deduction shall be deemed to equal 20% of the amount of such loss.

         5.3 NOTICE AND OPPORTUNITY TO DEFEND.

                  5.3.1 NOTICE OF ASSERTED LIABILITY. The party making a claim under this Article 5 is referred to as the "Indemnitee," and the party against whom such claims are asserted under this Article 5 is referred to as the "Indemnifying Party". All claims by any Indemnitee under this Article 5 shall be asserted and resolved as follows: Promptly after receipt by the Indemnitee of notice of any claim, including any action, proceeding or investigation (an "Asserted Liability") that is reasonably likely to result in a Loss, the Indemnitee shall give notice thereof (the "Claim Notice") to the Indemnifying Party. The failure to deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the resulting delay is materially prejudicial to the defense of any claim. The Claim Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible but in no event binding) of the Loss that has been or may be suffered by the Indemnitee.

                  5.3.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or fails diligently and promptly to defend or compromise such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any Asserted Liability over the objection of the other; provided, however, consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. All the parties hereto shall cooperate in the defense or prosecution of an Asserted Liability and shall furnish such records, information and testimony, as may be reasonably requested in connection therewith.

                                    ARTICLE 6

                         COVENANTS AND OTHER AGREEMENTS

         6.1 COMPLIANCE WITH ANTITRUST LAWS. The Buyer shall, and the Seller shall cause the Company to, make the requisite filings under the HSR Act as described herein. Within five (5) days of the date of this Agreement, Buyer and the Company shall exchange all information required to be exchanged to complete the HSR Act filing. In addition, Buyer and the Company shall, on or before July 31, 1998, simultaneously make all filings required under the HSR Act with the United States Federal Trade Commission. Each of the parties shall promptly respond to inquiries or requests for information which are made by any Governmental Body as a result of such filings, and shall otherwise reasonably cooperate with any such Governmental Body, in order to consummate the transactions contemplated by this Agreement by September 1, 1998. Buyer shall be responsible for and shall pay all filing fees required in connection therewith.

         6.2 COVENANT OF PARTIES' EFFORTS AND GOOD FAITH. Each party will use its commercially reasonable efforts and act in good faith to cause to be satisfied all conditions to Closing to the extent in the control of such party.

         6.3 ACCESS. During the period prior to Closing, the Seller shall cause the Company to allow Buyer and its counsel and representatives (including representatives of the Buyer's financing sources) reasonable access during normal business hours to all employees, branch offices, customer locations, books, records, files, documents, assets, properties, contracts and agreements of the Company and shall furnish Buyer, its counsel and representatives during such period with all information concerning the affairs of the Company which any of them may reasonably request. The Seller shall, and shall use commercially reasonable efforts to cause the Company and its employees to, reasonably cooperate with such efforts and to promptly respond to reasonable requests for access. This access shall occur primarily at the offices of the Company or the branch offices, at such times and under such circumstances as the Company may reasonably prescribe. Without limiting the generality of the preceding sentence,
(i) Buyer hereby appoints Gerard Holthaus and Seller hereby appoints Robert Coker, who shall consult with each other on a regular basis regarding the nature and scope of Buyer's access, (ii) no access to the Company employees or premises shall take place without the prior consent of Robert Coker, and (iii) the Company shall have the right to accompany the representatives of Buyer or Buyer's financing sources in connection with any contact with employees or access to the Company's premises. Buyer shall hold, and shall cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold in confidence, in accordance with the provisions of the Confidentiality Agreement dated March 12, 1998, between and among Buyer and the Company, any information obtained from or with respect to the Company or any of its subsidiaries.

         6.4 COVENANT NOT TO COMPETE. Seller acknowledges that (i) the Company is engaged in the business of leasing and selling mobile offices and modular buildings (the "Company Business"); (ii) the Company Business is conducted generally throughout the continental United States; (iii) his relationship with the Company has given him and will continue to give him trade secrets of and confidential information concerning the Company and the Subsidiaries; (iv) the agreements and covenants contained in the Covenant Not to Compete are essential to protect the business and goodwill of the Company, all of the outstanding Shares of which are being purchased by the Buyer; and (v) the Buyer would not purchase the Shares but for such agreements and covenants. Accordingly, at Closing, Seller shall execute a Covenant Not to Compete (the "Covenant Not to Compete") in favor of the Company in a form substantially identical to that attached hereto as EXHIBIT "E".

         6.5 NOTIFICATION OF CHANGES. For the period commencing on the date hereof and ending immediately prior to the Closing, each of the Buyer and the Seller shall promptly notify the other of any event, condition or circumstance occurring after the date hereof which (i) the Buyer or Seller, respectively, has Knowledge of, (ii) which would constitute a violation or breach of representation or warranty of the Buyer or Seller, respectively, whether made as of the date hereof or as of the Closing, and (iii) which would have a Material Adverse Effect on the Buyer or the Company, respectively; provided, however, that no party shall have any liability whatsoever with respect to this Section 6.5 following the Closing.

         6.6 PERMITTED TRANSACTIONS. Between the date hereof and the Closing Date, Seller shall cause to be consummated the transactions described in
SCHEDULE 6.6 to the Seller Disclosure Letter (the "Permitted Transactions") in the manner described therein; such Schedule to include, without limitation, the details as to the assumption of liabilities and the transfer of assets associated therewith. Seller will consult with Buyer on all matters relating to the Permitted Transactions, and shall provide Buyer and its representatives reasonable access to all existing documents relating thereto, and shall provide Buyer with the reasonable opportunity to review and comment upon the proposed documents relating thereto.

         6.7 EXCLUSIVITY. Neither Seller nor any of the Company's directors, officers, or shareholders or any agents or representatives of any of them, will directly or indirectly (a) solicit or participate in negotiations or discussions with respect to any inquiries or proposals for the acquisition of the Shares or any substantial portion of the assets of the Company, (b) agree to any acquisition proposal regarding the Shares or any substantial portion of the assets of the Company, or (c) except for disclosures required to be made in accordance with any law, regulation or order of a court of regulatory agency of competent jurisdiction, disclose any information not customarily disclosed to the public concerning the Shares or any substantial portion of the assets of the Company, or otherwise assist any person preparing to make an acquisition proposal for the Shares or any substantial portion of the assets of the Company. For purposes of this SECTION 6.7, Shares shall mean all or any of the capital stock of the Company and any other rights, warrants or options exercisable for or other securities convertible into shares of the Company.

         6.8 EMPLOYEE BENEFIT PLAN.

                  6.8.1 Prior to the Closing, Seller shall take all such actions as may be necessary or appropriate to cause the Company to cease being a sponsor of, or participating employer in, each Employee Benefit Plan (as defined in SECTION 3.20 hereof) effective as of the Closing.

                  6.8.2 Prior to the Closing, Seller shall take all such actions as may be necessary or appropriate to cause all Employees of the Company who are employed as of the Closing Date to become fully vested in their benefits under the Space Master Employee Savings Plan. Seller shall cause Employees of the Company to continue to be provided with benefit coverage under the Plans through the Closing Date.

                  6.8.3 After the Closing Date, each Employee of the Company, while remaining employed by the Company, shall be entitled, as an Employee of the Company, to participate in employee benefit plans ("Buyer's Plans") that provide benefits that are at least substantially equivalent on an overall basis to those provided either to (a) other similarly situated employees of Buyer and its Affiliates, or (ii) Employees of the Company prior to the Closing Date under the Plan. Such coverage shall be subject to the terms and conditions of the applicable plans, except that, with respect to medical coverage, no preexisting condition exclusions shall apply except to the extent such exclusions actually applied before the Closing Date to limit, restrict or deny coverage to the Employees of the Company or dependents prior to the Closing Date. Buyer shall cause Buyer's Plans to recognize service with the Company and its Affiliates prior to the Closing for eligibility and vesting purposes but not for benefit accrual purposes under the Williams Scotsman, Inc. 401(k) Plan. Seller shall make available to Buyer such information as Buyer may reasonably request relating to Employees of the Company and their beneficiaries and dependents for purposes of administering Buyer's Plans, including but limited to information relating to Employees of the Company compensation history and years of service.

                  6.8.4 The Employee Benefit Plans shall be responsible for all life insurance, medical, dental, disability, and other welfare benefit or similar claims incurred by Employees of the Company or any of their covered dependents prior to the date following the Closing Date under the applicable Employee Benefit Plans, and Buyer and Buyer's Plans shall be responsible for such claims incurred subsequent thereto. For the purposes of this SECTION 6.8.4, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of disability benefits, when the disability occurs; and in the case of a hospital stay, when the employee or covered dependent first enters the hospital.

                  6.8.5 No provision of this SECTION 6.8 shall create any third party beneficiary rights in any Employee of the Company or former employee (including any beneficiary or dependent thereof) in respect of continued employment (or resume employment) or any other matter.

         6.9 CORPORATE NAME. Buyer shall have the right to utilize the tradename, service mark and corporate name "Space Master" and all derivations thereof, at all times subsequent to the Closing Date and, except as provided below, no right to use such tradename, service mark or corporate name shall be retained by the Seller following the Closing. Buyer shall have the exclusive right to the telephone numbers of the Company (including all "800" numbers) and the yellow page advertisements placed in connection with the names "Space Master", "Space Master International", or any derivatives thereof. At the Closing, the Company, the Buyer, the Seller and certain affiliated companies of the Seller shall enter into a Trade Name License Agreement (the "License Agreement") in substantially the form of EXHIBIT "F".

         6.10 NATIONSBANK LEASING TRANSACTION. At Closing, Seller and/or his Affiliates shall assume all obligations of the Company under the NationsBank Leasing Transaction and shall cause to be delivered to the Company a full release of the Company with respect to all obligations relating to the NationsBank Leasing Transaction. The form of release shall be in form and substance reasonably satisfactory to Buyer and its counsel (the "NationsBank Release").

         6.11 SUPPLY CONTRACT WITH SPACE MASTER MANUFACTURING, INC. Prior to August 15, 1998, Buyer and Seller shall negotiate in good faith regarding the terms of a supply contract (the "Supply Contract") to be entered into at Closing between the Company and Seller's Affiliate, Space Master Manufacturing, Inc. ("Manufacturing"), setting forth Buyer's agreement and obligation to purchase a minimum of Six Million and No/100 Dollars ($6,000,000.00) per year of mobile and modular office trailers and buildings from Manufacturing for a term of two (2) years; provided, however, that the execution and delivery of the Supply Contract shall not be a condition to Closing.

         6.12 INSURANCE POLICIES. Buyer shall cause the Company to maintain in full force and effect until March 31, 2000, the policies of insurance listed on
SCHEDULE 3.24 to the Seller Disclosure Letter, including coverage under such policies for events, facts or circumstances relating to or arising during the time prior to the Closing Date, or shall cause the Company to maintain in effect such policies as shall provide the same or superior insurance coverage with respect to events, facts or circumstances relating to or arising during the time prior to the Closing Date.

         6.13 POST-CLOSING COOPERATION. Following the Closing, each party agrees to deliver promptly to the other party all mail, checks and other documents received by such party which relate to any of the business conducted by such other party or its Affiliates after the Closing.

         6.14 ENVIRONMENTAL REPORTS. On or before August 3, 1998, the Seller shall deliver "Phase I" environmental reports for all of the real property listed on SCHEDULE 6.14 to the Seller Disclosure Letter; provided, however, that the delivery of such reports shall not be a condition to Closing.

         6.15 CERTAIN TAX MATTERS. After the Closing, Buyer shall cause the Company to have all federal and state income tax returns not yet due to be filed for all taxable periods ending on or before the Closing Date prepared by Smith & Radigan, P.C. and shall provide Seller with a reasonable opportunity to review and approve such returns, which approval shall not be unreasonably withheld. Buyer shall cause the Company to file such tax returns not later than the due dates (taking into account extensions and timely receipt of such returns from Seller and its agents) thereof. Without the prior approval of the Seller, Buyer shall not amend any Tax return (or any amendment thereto) of the Company which has been filed on or prior to the Closing Date unless the Company has been directed to so amend by a Governmental Body. The parties shall cooperate with one another and provide reasonable access to all information, books and records as may be reasonably required for the preparation of these tax returns, any amendments thereto and any audits or examinations of such returns and any audits or examinations of tax returns (or amendments) previously filed by the Company.

                                    ARTICLE 7

                    OPERATION OF THE BUSINESS PENDING CLOSING

         From the date of this Agreement to the Closing, except as otherwise contemplated or permitted by this Agreement, the Seller agrees to conduct the Company's business in the manner in which the same is presently conducted and to cause the Company to abide by the following, unless consented to by the Buyer, which consent shall not be unreasonably withheld:

         7.1 The Company shall operate its business substantially in the usual, ordinary manner, and to the extent consistent with such operation, use its commercially reasonable efforts to (i) preserve its business organization intact; (ii) preserve its present relationship with suppliers, lessors, customers and all of the persons having business dealings with it; and (iii) maintain in force all insurance policies currently in effect with respect to the business.

         7.2 The Company shall maintain its books, accounts and records in the usual and ordinary manner and the Company shall furnish to Buyer monthly financial statements subsequent to May 31, 1998 within 30 days of the end of each such month;

         7.3 The Company shall use commercially reasonable efforts to so conduct its affairs so that all representations and warranties herein will be true and correct in all material respects as of the Closing;

         7.4 The Company shall make no sale of any of its material assets outside of the ordinary course of business, nor consent to the placement of any Liens thereon other than in connection with the Fleet Bank Notes and related loan documents;

         7.5 The Company shall not (a) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company; (b) acquire directly or indirectly by redemption or otherwise any shares of capital stock of any class of the Company; (c) amend its Articles of Incorporation or Bylaws; (d) declare, set aside or pay any dividend or distribution with respect to its capital stock, other than as contemplated by the Permitted Transactions; (e) guarantee the obligation of any other person or entity except by the endorsement of negotiable instruments for deposit or collection in the ordinary and usual course of business; (f) split, combine or reclassify any of the Company's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's outstanding capital stock; (g) acquire any (i) corporation, partnership, joint venture or association or (ii) other business organization or division, except, in the case of clause (ii), in connection with the acquisition of mobile office trailers and modular buildings for a purchase price of less than One Million and No/100 Dollars ($1,000,000.00); (h) except with respect to indebtedness incurred in the ordinary course of business, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than such indebtedness owing to, or guarantees of indebtedness owing to, any Affiliates of the Seller in the ordinary course of business consistent with past practice and other than routine advances to employees; (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with the past practice or in accordance with their terms, of liabilities reflected or reserved against in, or discussed in, the Interim Financial Statements (or the notes thereto) or incurred since the date of the Interim Financial Statements in the ordinary course of business consistent with past practice; (j) except in the ordinary course of business, enter into, modify or amend in any material manner or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company is a party or waive, release or assign any material rights or claims thereunder; (k)(A) increase the compensation or fringe benefits of any present or former officer or Employee of the Company (except for increases in salary, wages or benefits in the ordinary course of business consistent with past practice), (B) grant any severance or termination pay to any present or former officer or Employee of the Company, (C) establish, adopt, enter into, amend or terminate any material Plan or any material plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, except as contemplated by SECTION 6.9 or (D) enter into any transaction with the Seller or his Affiliates or any of the Company's shareholders, officers, directors, employees or consultants otherwise than in the ordinary course of business or except as contemplated by SECTION 6.6; (l) modify any existing insurance coverage protecting the business, assets or Employees of the Company or any of its subsidiaries except in the ordinary course of business consistent with past practice; or (m) except as required by Law or resulting from a change in GAAP pronounced or adopted since March 31, 1998, change any accounting principle or practice used by the Company; and

         7.6 The Company shall maintain all of the Company assets in good repair, order and condition, ordinary wear and tear excepted.

                                    ARTICLE 8

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby at Closing are subject to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by Buyer:

         8.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller herein shall be true and correct in all material respects as of Closing, except to the extent such representations and warranties speak as of a specified date and except to the extent the failure to be true and correct would not have a Material Adverse Effect or a material adverse effect on the ability of the Seller to perform his obligations hereunder, and Buyer shall have received a certificate at Closing from Seller to that effect.

         8.2 PERFORMANCE. The Seller shall have performed or caused to be performed all obligations and agreements in all material respects and have complied or caused to be complied with in all material respects all covenants and conditions contained in this Agreement to be performed or complied with by him at or prior to Closing.

         8.3 HSR WAITING PERIOD. The HSR Act waiting period shall have expired or been terminated, and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, of competent jurisdiction that shall remain in effect that restrains, prohibits or delays the performance of this Agreement.

         8.4 NO ORDERS OR LITIGATION. (a) No United States or state court or other governmental entity of competent jurisdiction shall have enacted, issued, or promulgated any applicable statute, rule, regulation, judgment, decree, injunction or other order that remains in full force and effect and that prohibits consummation of the sale of the Shares to Buyer and the other transactions contemplated by this Agreement, (b) none of the United States Justice Department, the FTC nor any state attorney general shall have commenced any action or proceeding, or overtly threatened in writing to commence any action or proceeding if the transactions contemplated hereby are consummated, in any event under any applicable federal or state antitrust law, rule or regulation, which action or proceeding has not been resolved and (c) no claims shall be pending or, to the knowledge of the Buyer, the Company or the Seller, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, in each such case which claims would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Seller's ability to consummate the transactions contemplated by this Agreement.

         8.5 PERMITTED TRANSACTIONS. The Permitted Transactions shall have been effected substantially in accordance with SECTION 6.6 and SCHEDULE 6.6 to the Seller Disclosure Letter.

         8.6 RESIGNATION OF DIRECTORS AND OFFICERS. Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom Buyer shall have specified in writing to Seller at least five (5) business days prior to the Closing.

         8.7 NATIONSBANK RELEASE. At Closing, NationsBank shall have consented to the assignment of the obligations of the Company to Seller and his Affiliates under the NationsBank Leasing Transaction and shall have delivered the NationsBank Release to the Company.

         8.8 SCHEDULE SUPPLEMENTS. Buyer shall have received the supplement to SCHEDULES 3.15, 3.16 AND 3.17 to the Seller Disclosure Letter provided for by SECTIONS 3.15, 3.16 AND 3.17, respectively .

         8.9 LEGAL OPINION. Buyer shall have received an opinion, dated the Closing Date, from Wagner, Johnston & Rosenthal, P.C., Seller's counsel, with respect to the matters set forth on

EXHIBIT "G", which opinion also shall be addressed and delivered to Buyer's sources of funding for this transaction, if so requested by Buyer.

         8.10 CERTIFICATES OF TITLE. At or prior to Closing, the Company shall have delivered to Buyer certificates of title for Units, if issued, or manufacturer's statements of origin for such Units.

         8.11 PAYMENT AND PERFORMANCE BONDS. At Closing, Seller shall have substituted its payment and performance bonds for all payment and performance bonds issued by the Company's bonding company with respect to contracts being assigned to Seller's Affiliate pursuant to SCHEDULE 6.6 to the Seller Disclosure Letter and identified with the mark "LLC" on SCHEDULE 3.22 to the Seller Disclosure Letter and all bonds issued by the Company's bonding company in respect thereof shall have been terminated.

         8.12 CAPITALIZED UNIT COST. The Capitalized Unit Cost as of the Closing Date shall be not less than $150,000,000.

         8.13 ANCILLARY INDEMNIFICATION AGREEMENTS. At Closing, Seller shall have caused certain of its Affiliates to have entered into indemnification agreements with Buyer with respect to certain matters which shall be substantially in the form of EXHIBITS "H" AND "I" (collectively, such indemnification agreements are referred to herein as the "Ancillary Indemnification Agreements").

                                    ARTICLE 9

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement to consummate the transactions contemplated hereby at Closing are subject, to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by Seller:

         9.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer as set forth herein shall be true and correct as of Closing except to the extent such representations and warranties speak as of a specified date and except to the extent the failure to be true and correct would not have a material adverse effect on the properties, financial condition, results of operation or business of Buyer or on the ability of Buyer to perform its obligations hereunder, and Seller shall have received a certificate at Closing from an executive officer of Buyer to that effect.

         9.2 PERFORMANCE. Buyer shall have performed or caused to be performed all obligations and agreements in all material respects and complied or caused to be complied with in all material respects all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to Closing.

         9.3 HSR WAITING PERIOD. The HSR Act waiting period shall have expired or have been terminated and there shall have been no statute, rule, injunction or other order promulgated, enacted, entered or enforced by any state, federal or foreign government or governmental authority or by any court, domestic or foreign, of competent jurisdiction that shall remain in effect that restrains, prohibits or delays the performance of this Agreement.

         9.4 NO ORDERS OR LITIGATION. (a) No United States or state court or other governmental entity of competent jurisdiction shall have enacted, issued, or promulgated any applicable statute, rule, regulation, judgment, decree, injunction or other order that remains in full force and effect and that prohibits consummation of the sale of the Shares to Buyer and the other transactions contemplated by this Agreement, (b) none of the United States Justice Department, the FTC nor any state attorney general shall have commenced any action or proceeding, or overtly threatened in writing to commence any action or proceeding if the transactions contemplated hereby are consummated, in any event under any applicable federal or state antitrust law, rule or regulation, which action or proceeding has not been resolved, and (c) no claims shall be pending or, to the knowledge of the Buyer, the Company or the Seller, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, in each such case which claims would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the Buyer's ability to consummate the transactions contemplated by this Agreement.

         9.5 NATIONSBANK RELEASE. At Closing, NationsBank shall have consented to the assignment of the obligations of the Company to Seller and his Affiliates under the NationsBank Leasing Transaction and shall have delivered the NationsBank Release to the Company.

         9.6 PAYMENT AND PERFORMANCE BONDS. At Closing, Buyer shall have substituted its payment and performance bonds for all payment and performance bonds issued by the Company's bonding company with respect to Work-in-Process and all bonds issued by the Company's bonding company shall have been terminated as a result thereof.

         9.7 LEGAL OPINION. Seller shall have received opinions, dated the Closing Date, from Paul, Weiss, Rifkind, Wharton & Garrison and Varner, Stephens, Humphries & White, LLP, Buyer's counsel, with respect to the matters set forth on EXHIBITS "J" AND "K".

         9.8 CAPITALIZED UNIT COST. The Capitalized Unit Cost as of the Closing Date shall be not less than $150,000,000.

         9.9 ANCILLARY INDEMNIFICATION AGREEMENTS. At Closing, Buyer shall have entered into the Ancillary Indemnification Agreements.

                                   ARTICLE 10

                        CLOSING; TRANSACTIONS AT CLOSING

         10.1 CLOSING DATE AND PLACE OF CLOSING. Unless otherwise agreed by the parties in writing, the consummation of the transactions described herein (the "Closing") shall take place at 10:00 a.m. on September 1, 1998 (the "Closing Date") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, or at such other location as may be mutually agreed to by the parties. For federal income tax purposes, the Closing shall be deemed to have occurred at the close of business on the Closing Date.

         10.2 SELLER'S DELIVERIES. At Closing, Seller shall execute (where appropriate) and deliver to Buyer:

                  10.2.1 The Covenant Not to Compete, the Supply Contract (if agreed upon), the Escrow Agreement, the Ancillary Indemnification Agreements and the License Agreement;

                  10.2.2 All certificates required to be delivered by Seller pursuant to the terms of this Agreement;

                  10.2.3 The legal opinion of the Seller's counsel described in
         SECTION 8.9;

                  10.2.4 Stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

                  10.2.5 All credit cards, checkbooks, books of account, ledgers, business records, files, documents, keys and other materials of whatever kind or nature whatsoever in the possession of Seller, which bear, either directly or indirectly, upon the Company's business and the conduct thereof;

                  10.2.6 The revocation of all prior signatory authority for all bank and other depository accounts and safe deposit boxes of the Company;

                  10.2.7 All necessary UCC termination statements relating to the Fleet Bank Notes;

                  10.2.8 The NationsBank Release; and

                  10.2.9 All other documents required to be delivered hereunder.

         10.3 BUYER'S DELIVERIES. At Closing, Buyer shall deliver, or cause to be delivered:

                  10.3.1 To Seller, the Purchase Price, less the Escrowed Sums, which Escrowed Sums shall be delivered to the Escrow Agent;

                  10.3.2 To the Company, the capital contribution required by
         SECTION 2.2.2 hereof to be made to satisfy the Company's obligation to Fleet Bank, Principal and Seller;

                  10.3.3 All certificates required to be delivered by Buyer pursuant to the terms of this Agreement;

                  10.3.4 The License Agreement, the Covenant Not To Compete, the Ancillary Indemnification Agreements and the Escrow Agreement;

                  10.3.5 The legal opinion of Buyer's counsel described in
         SECTION 9.8;

                  10.3.6 The Supply Contract (if agreed upon);

                  10.3.7 Substitute Payment and Performance Bonds as required by
         SECTION 9.7; and

                  10.3.8 All other documents required to be delivered hereunder.

                                   ARTICLE 11

                                   TERMINATION

         11.1 RIGHT OF PARTIES TO TERMINATE. This Agreement may be terminated

                  11.1.1 by the mutual written consent of Seller and Buyer;

                  11.1.2 by either Seller or Buyer by written notice to the other party if the Closing shall not have occurred on or prior to September 1, 1998 (the "Termination Date"); provided, however, that if the conditions to Closing set forth in Sections 8.3 and 9.3 have not been satisfied on or prior to September 1, 1998, the Termination Date shall be extended to September 8, 1998, except, that, notwithstanding the foregoing, either party may terminate this Agreement on or after September 1, 1998, if the other party has failed to comply with its obligations under Section 6.1; and provided, further, that the right to terminate this Agreement under this SECTION 11.1.2 shall not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been a substantial cause of, or has substantially resulted in, the failure of the Closing to occur on or before the date;

                  11.1.3 By either Seller or Buyer by written notice to the other party in the event any court of competent jurisdiction in the United States or other federal, state or local government body shall have issued a final order, decree or ruling or taken any other action, no longer subject to appeal, prohibiting the transactions contemplated hereby;

                  11.1.4 By Seller by written notice to Buyer in the event that Buyer is in material breach of any of its material representations or warranties or obligations or covenants hereunder, which breach shall not have been cured within ten (10) days of Buyer's receipt of written notice from Seller alleging such breach; or

                  11.1.5 By Buyer by written notice to Seller in the event that Seller is in material breach of any of its material representations or warranties or obligations or covenants hereunder, which breach has a Material Adverse Effect on the Company and which shall not have been cured within ten (10) days of Seller's receipt of written notice from Buyer alleging such breach.

         11.2 EFFECT OF TERMINATION. In the event of a termination pursuant to
SECTION 11.1, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto, except for SECTIONS 12.4 and
12.12 and this ARTICLE 11, which shall survive such termination. Notwithstanding the foregoing, if such termination is due to a wilful and material breach or wilful and material failure to fulfill any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of either party hereto, the other party shall be responsible for damages in accordance with applicable Law.

                                   ARTICLE 12

                                  MISCELLANEOUS

         12.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, executors, successors and permitted assigns. Neither party hereto shall have any right to assign or delegate any of their rights, duties or obligations under this Agreement without the prior written consent of the other party hereto and any attempt to do so shall be null and void and of no force or effect whatsoever; provided that the Buyer may assign its rights, duties and obligations hereunder to any direct or indirect wholly owned subsidiary of Buyer which shall, as a condition to such assignment, execute and deliver such documentation necessary to be bound by the terms of this Agreement, and provided further that (i) no such assignment and assumption shall in any way operate to enlarge, alter or change any obligation of Seller or relieve Buyer of its obligations hereunder, and (ii) Buyer agrees to cause such entity to perform each of its agreements and covenants herein and shall be jointly and severally liable for any nonperformance thereof.

         12.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
SECTION 12.2). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below:

If to Buyer:
                             Williams Scotsman, Inc.
                             8211 Town Center Drive
                             Baltimore, Maryland 21236
                             Attn: President
                                       and
                             Attn: General Counsel

with a copy given in the aforesaid manner to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, New York 10019-6064
                             Attn: Matthew Nimetz

If to Seller addressed as follows:

                             Raymond A. Wooldridge
                             10847 Indian Hills Court, #28
                             Largo, Florida 34647

                                       and

                             Raymond A. Wooldridge
                             875 Marseilles Drive
                             Atlanta, Georgia 30328

with a copy given in the aforesaid manner to:

                             Wagner, Johnston & Rosenthal, P.C.
                             3340 Peachtree Road, N.E.
                             Suite 1200/Tower Place
                             Atlanta, Georgia  30326
                             Attention: Craig A. Wagner, Esq.

         Any party may designate such other address for itself to receive notices by delivery of notice thereof to all of the parties hereto.

         12.3 SEVERABILITY. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from the remaining portion of this Agreement, which shall otherwise remain in full force and effect.

         12.4 BROKERAGE. The Seller represents and warrants to the Buyer that no broker, investment banker, financial advisor or other Person, other than BT Alex. Brown (whose fees shall be paid by the Seller pursuant to Section 12.12), is entitled to receive from the Company or the Seller any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement. The Buyer represents and warrants to the Seller that no broker, investment banker, financial advisor or other Person is entitled to receive from the Buyer any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

         12.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia in all respects. Buyer hereby expressly (i) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of Georgia in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement;
(ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and (iii) agrees that it shall not bring any action related to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Georgia.

         12.6 ENTIRE AGREEMENT. This Agreement, the Seller Disclosure Letter, the Buyer Disclosure Letter and the Exhibits attached hereto embody the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior oral or written agreements between said parties with respect to said subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties hereto unless same is made in writing and signed by each of the parties hereto.

         12.7 ADDITIONAL ACTS AND DOCUMENTS. Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement, in each case, at the sole expense of the party or parties so requested.

         12.8 NO WAIVER. Failure of any party to this Agreement to require performance by another of any provision expressed herein shall in no way affect that party's right to thereafter enforce such provision; nor shall the waiver by any party of any breach of any provision expressed herein be taken or held to be a waiver of any succeeding or other breach of such provision or as a waiver of the provision itself or of any other provision.

         12.9 SCHEDULES. The Exhibits, the Seller Disclosure Letter and the Buyer Disclosure Letter referenced herein are each incorporated herein by such reference and made an integral part hereof.

         12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same contract, which shall sufficiently be evidenced by any such original counterpart.

         12.11 PRESS RELEASES. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth on EXHIBIT "L" hereof. Except as may be required by law, no party hereto shall make, issue or release a public announcement, press release, public statement or public acknowledgment of the existence, or reveal publicly, the terms, conditions and status of the transactions provided for herein without the prior written consent of the other party as to the content and time of the release of and the media in which such statement or announcement is to be made, which consent shall not be unreasonably withheld.

         12.12 FEES AND EXPENSES. Except as otherwise provided herein, each of the Buyer and the Seller shall pay all their respective fees and expenses in connection with the transactions contemplated by this Agreement, including all due diligence examination fees, attorneys' fees and, in the case of the Seller, the fees and expenses of BT Alex. Brown.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement or caused this Agreement to be executed by their duly authorized corporate officers, all as of the day and year first above written.


                                       BUYER:

                                       WILLIAMS SCOTSMAN, INC.


                                       BY: /s/ Gerard E. Holthaus
                                       --------------------------
                                                ITS: President

                                       ATTEST: /s/ John B. Ross
                                       ------------------------
                                                ITS: Secretary


                                       SELLER:

                                       /s/ Raymond A. Wooldridge (SEAL)
                                       --------------------------------
                                       RAYMOND A. WOOLDRIDGE